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                                                                    Exhibit 99.1


ICU MEDICAL, INC.




          ICU MEDICAL, INC. TO ANNOUNCE RESULTS FOR THE FOURTH QUARTER
                        AND YEAR ENDING DECEMBER 31, 2004

           Conference Call and Webcast Scheduled for February 2, 2005

JANUARY 24, 2005, SAN CLEMENTE, CALIFORNIA --ICU Medical, Inc., (NASDAQ/NMS:ICUI), a leading low cost manufacturer of safe medical connectors and custom intravenous systems, will announce 2004 fourth quarter and year end results on Wednesday, February 2, 2005. The Company will also provide a teleconference and webcast to discuss these results and additional details. Participants will include: Dr. George Lopez, Chairman, President and Chief Executive Officer; and Frank O'Brien, Chief Financial Officer.

The teleconference will be conducted at 1:30 p.m. PST (4:30 p.m. EST) on Wednesday, February 2, 2005. It can be accessed at 800-901-5231, passcode 66056990 or by replay at 888-286-8010, passcode 93525692. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay. Certain information provided as part of that call will be provided on the Company's website at www.icumed.com within 48 hours of the announcement on February 2, 2005.


CONTACT:      Francis J. O'Brien
              Chief Financial Officer
              ICU Medical, Inc.
              (949) 366-2183

              John F. Mills
              Managing Director
              Integrated Corporate Relations
              (310) 395-2215